UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2013

TESSCO Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-24746	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031
(Address of principal executive offices) (Zip Code)

(410) 229-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 16, 2013, TESSCO Technologies Incorporated (the "Company") and its primary operating subsidiaries, as borrowers, entered into a Ninth Modification Agreement (the "Ninth Modification"), with SunTrust Bank and Wells Fargo Bank, National Association, amending the Credit Agreement, and related Note, for the Company's existing $35.0 million unsecured revolving credit facility.

Pursuant to the Ninth Modification, the term of the credit facility was extended from May 31, 2014 to October 1, 2016; certain interest rate margins and unused facility fee percentages have been adjusted; and the aggregate amount of dividend payments allowed under the credit facility to be made in any 12-month period by the Company, assuming continued compliance with the otherwise applicable terms of the Credit Agreement, was increased.  The discussion of the Ninth Modification as set forth in this Item 1.01 is qualified in its entirety by the actual terms and provisions of the Ninth Modification, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated fully herein by this reference.

Pursuant to the relevant documents, the financial covenants included in the Credit Agreement for the unsecured revolving credit facility are also applicable to the Company’s existing term loan with the same lenders.  Accordingly, the Ninth Modification also has the effect of amending the financial covenants applicable to the term loan.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits.

Exhibit No.	Description
10.1	Ninth Modification Agreement dated as of October 16, 2013, by and among the Registrant and certain subsidiaries, as borrowers, and SunTrust Bank and Wells Fargo Bank, National Association, as lenders

Information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based. Numerous important factors, including those factors identified in the TESSCO Technologies Incorporated Annual Report on Form 10-K and other of the Company's filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in this Current Report on Form 8-K could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr.
President and Chief Executive Officer

Dated: October 18, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.1	Ninth Modification Agreement dated as of October 16, 2013, by and among the Registrant and certain subsidiaries, as borrowers, and SunTrust Bank and Wells Fargo Bank, National Association, as lenders